================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement                           [ ]     Confidential, for Use of the Commission Only (as
                                                                    permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      STECK-VAUGHN PUBLISHING CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1) Title of each class of securities to which transaction applies:_____________________________________________

      (2) Aggregate number of securities to which transaction applies:_____________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__________

      (4) Proposed maximum aggregate value of
          transaction:_____________________________________________________

      (5) Total fee
          paid:_________________________________________________________________

[ ]   Fee paid previously with preliminary materials: __________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously
          paid:_________________________________________________________________


      (2) Form, Schedule or Registration Statement no.:__________________________________________________________________

      (3) Filing
          Party:________________________________________________________________


      (4) Date
          Filed:________________________________________________________________


================================================================================

                                                                   April 4, 1997



Dear Stockholder:

    You are cordially invited to attend the May 29, 1997, Annual Meeting of Stockholders of Steck-Vaughn Publishing Corporation to be held at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, San Antonio Room, Austin, Texas 78759, beginning at 8:30 a.m., local time.

    The business to be conducted at the Annual Meeting includes the election of six directors, ratification of the selection of independent public accountants, approval of technical amendments to the 1993 Stock Option Plan, as amended, to address certain Internal Revenue Code requirements and consideration of any other matters which may properly come before the Annual Meeting and any adjournment thereof.

    Enclosed please find a copy of the Company's Annual Report on Form 10-K for year ended December 31, 1996, containing audited financial statements, five-year highlights, financial review and certain other information about the Company. In addition, the Company's summary annual report, which will be mailed shortly, will contain our letter to stockholders, a financial and operating review and outlook and condensed financial statements, as well as other information of topical interest.

    It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

    I look forward to seeing you at the Annual Meeting.


                                   Sincerely,


                                   /S/ SAM YAU
                                   -------------------------------
                                   Sam Yau
                                   Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 29, 1997


To the Stockholders of Steck-Vaughn Publishing Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Steck-Vaughn Publishing Corporation, a Delaware corporation, (the "Company") will be held at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, San Antonio Room, Austin, Texas 78759, on Thursday, May 29, 1997, at 8:30 a.m., local time, for the following purposes:


    (1) To elect six Directors of the Company to hold office for a one-year term or until their respective successors are elected and qualified;

    (2) To consider and act upon the ratification of the selection of Price Waterhouse LLP as the independent public accountants for the Company;

    (3) To consider and act upon the approval of technical amendments to the 1993 Stock Option Plan, as amended, to address certain Internal Revenue Code requirements; and

    (4) To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

    Stockholders of record as of the close of business on March 31, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 4515 Seton Center Parkway, Suite 300, Austin, Texas, for a period of ten days prior to the Annual Meeting.

                              By Order of the Board of Directors



                                   /s/ PHILIP C. MAYNARD
                                       Philip C. Maynard
                                            Secretary


Irvine, California
April 4, 1997



                             YOUR VOTE IS IMPORTANT

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Steck-Vaughn Publishing Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 29, 1997, at 8:30 a.m., local time. The Annual Meeting will be held at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, San Antonio Room, Austin, Texas 78759. This Proxy Statement and the accompanying proxy are first being mailed on or about April 4, 1997. The principal executive office of the Company is located at 4515 Seton Center Parkway, Suite 300, Austin, Texas 78759-8364.

REVOCABILITY OF PROXIES

    An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any such notice or subsequent proxy must be delivered to the Secretary of the Company at 2601 Main Street, Suite 700, Irvine, California 92614. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the stockholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

VOTING AND SOLICITATION

    On March 31, 1997, the record date with respect to this solicitation, 14,472,167 shares of the Company's common stock ("Common Stock") were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

    QUORUM. In order to have a valid Annual Meeting, stockholders holding at least one-half of the Company's Common Stock that is issued, outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy (a "Quorum"). Both abstentions (also referred to as withheld votes) and broker non-votes are counted by the Company for purposes of determining whether a Quorum is present at the Annual Meeting for the transaction of business.

    VOTE REQUIRED. The six Director nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted will be elected as Directors. Accordingly, abstentions and broker non-votes will have no effect in determining which Directors receive the highest number of votes. Ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants, approval of technical amendments to the 1993 Stock Option Plan, as amended, to address certain Internal Revenue Code requirements and any other matter that properly comes before the Annual Meeting must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting; accordingly, an abstention will have the same effect as a vote against those matters, but broker non-votes will not be counted for purposes of determining whether those matters are approved.

    The shares represented by all valid proxies received will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of the six nominees listed below, FOR the ratification of the Company's selection of independent public accountants and FOR the approval of technical amendments to the 1993 Stock Option Plan, as amended, to address certain Internal Revenue Code requirements. As to any other business that may properly come before the Annual Meeting, they will vote in accordance with their best judgment. The Company presently does not know of any other such business.

    SOLICITATION. Proxies will be solicited principally by mail, and the costs will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. Officers and other employees of the Company may conduct solicitation of proxies personally, by telephone, or by special letter without any additional compensation. The Company has engaged D.F. King & Co., Inc. ("King") to solicit proxies and distribute materials to banks, brokerage houses and other custodians and nominees. The Company will pay King $750 for these services.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

    A Board of Directors consisting of six individuals is to be elected at the Annual Meeting. Six incumbent Directors have been nominated for re-election. Each Director elected will serve until the Company's 1998 Annual Meeting of Stockholders or until the election and qualification of his or her successor or his or her earlier resignation or removal.

    On September 23, 1996, the Board appointed Ms. Anita Kopec a member of the Board of Directors to fill the vacancy created by Mr. Roy Mayers' resignation as President, Chief Executive Officer and Director.

    Effective May 16, 1996, the Board of Directors passed a resolution decreasing the size of the Board from seven members to six members upon the retirement from the Board of Mr. Jerome W. Cwiertnia. The Board reserves the right to increase its size to accommodate qualified potential Board members who, from time to time, may be identified by the Board of Directors and who would add to the Board's expertise, experience and diversity, particularly in the education and new technologies fields.

     Each stockholder is entitled to one vote per share for each office of Director to be elected. The six candidates receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. The shares represented by the proxies solicited hereunder will be voted in favor of the six nominees named below unless authorization to do so is withheld in the proxy. If any nominee should become unavailable to serve as a Director, which contingency is not presently anticipated, the persons named in the proxy, or their substitutes, will be authorized to vote for such other person or persons as the Board of Directors may designate.

    The following table provides information regarding each nominee including each person's age as of March 31, 1997. Titles are as officers of the Company unless otherwise indicated.







               [The remainder of page intentionally left blank]


                           Business  Experience During               Director
Name and Age            Last Five Years and Other Directorships       Since
------------            ---------------------------------------      --------

Sam Yau (48)            Chairman   of  the  Board  since  May        05-17-95
                        1995.   President,   Chief  Executive
                        Officer  and a Director  of  National
                        Education Corporation ("NEC"),  which
                        owns a  controlling  interest  in the
                        Company,   since  May   1995.   Chief
                        Operating Officer of Advacare,  Inc.,
                        a medical  management  company,  from
                        May  1993 to  November  1994.  Senior
                        Vice   President   of   Finance   and
                        Administration       for      Archive
                        Corporation   (now  part  of  Seagate
                        Technologies,   Inc.),   a   computer
                        storage  (tape)  company,   from  May
                        1987  to  May   1993.   Director   of
                        Powerwave, Inc.

Anita Kopec (50)        President    and   Chief    Executive        09-23-96
                        Officer of the Company,  President of
                        Steck-Vaughn  Company,  President  of
                        SV Distribution  Company and Director
                        of  Edunetics  Ltd.  in Israel  since
                        September 23,  1996.  Vice  President
                        of  Product  Planning  and  Strategic
                        Alliances   and  Vice   President  of
                        Curriculum  Development  at  Computer
                        Curriculum  Corporation,  a  division
                        of Simon and  Schuster,  from 1991 to
                        1996.

Leonard W. Jaffe (78)   Private   investor  and   consultant.        05-05-93
                        Vice  Chairman  of the  Board  of NEC
                        since  July  1989.  Director  of  NEC
                        since 1976.

Michael R. Klein (54)   Partner,  Wilmer,  Cutler & Pickering        05-05-93
                        law firm since 1974.  Director of NEC
                        since May 1991 and Perini Corporation
                        since   January  1997.   Chairman  of
                        Realty Information Group, Inc.  since
                        1987.

Manuel J. Justiz (48)   Dean  of the  College  of  Education,        08-04-93
                        University of Texas at Austin,  since
                        1990.     Director     of    National
                        Institute of  Education,  Washington,
                        D.C.  from 1982 to 1985.  Director of
                        Wackenhut Corrections Corporation.

N. Colin Lind (40)      Managing  Director of Richard C. Blum        02-10-94
                        & Associates, L.P. since 1986.



              INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Directors' Fees and Benefits

    The Company pays to each of its Directors who is not an employee of the Company or of NEC and/or is not a Director or affiliated with a Director of NEC an annual fee of $12,000. Nonemployee Directors of the Company who are also Directors of NEC or affiliated with a Director of NEC receive an annual fee of $8,000. Such annual fees are payable in the form of Common Stock of the Company valued at the fair market value of such Common Stock pursuant to the Company's 1995 Directors' Stock Option and Award Plan. In addition, all

Directors receive cash payments of $1,000 for each Board meeting attended and $500 for each committee meeting attended. Directors who are employees of the Company or of NEC receive no additional compensation for their services as Directors.

    Under the 1995 Directors' Stock Option and Award Plan, each eligible Director receives an initial option to purchase 1,500 shares of Common Stock at fair market value. In addition, at the first regular Board meeting of each calendar year through the year 1999, each eligible Director receives an option to purchase 1,500 shares of Common Stock at fair market value. The initial options and the annual options each vest and are exercisable twelve months following the date of grant. All of the Directors of the Company are eligible to participate in the 1995 Directors' Stock Option and Award Plan except Mr. Yau and Ms. Kopec.

    Under the 1993 Stock Option Plan, as amended (the "1993 Plan"), Directors who are regular employees of the Company are eligible to receive options to purchase Company Common Stock under the 1993 Plan. Nonemployee Directors (excluding Option Committee members) may participate in the 1993 Plan at the discretion of the Option Committee of the Board appointed to administer the 1993 Plan. Nonemployee Directors have not been granted options under the 1993 Plan.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended December 31, 1996, the Board of Directors of the Company met four times. Director N. Colin Lind attended two of the four Board of Directors' meetings and the one joint meeting of the Compensation and Option Committees held during the year. No other incumbent Director attended fewer than 75% of the aggregate 1996 meetings of the Board of Directors and of the committees of the Board on which he or she served (during the periods that he or she served).

    The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Option Committee. The Board of Directors does not have a Nominating Committee. During 1996, the functions of a Nominating Committee were performed by the Board as a whole.

    During 1996, the Audit Committee of the Board of Directors consisted of Michael R. Klein (Chairman), Manuel Justiz and Jerome W. Cwiertnia whose term as Director expired on May 16, 1996. The Audit Committee recommends engagement of the Company's independent public accountants and primarily is responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two meetings in 1996.

    The Compensation Committee of the Board of Directors consists of Leonard W. Jaffe (Chairman), Sam Yau and N. Colin Lind. The Compensation Committee is responsible for reviewing and recommending the salaries and bonuses of officers and certain key employees of the Company, establishing compensation and incentive plans and determining other fringe benefits.

    The Option Committee of the Board of Directors consists of Leonard W. Jaffe (Chairman) and N. Colin Lind. The Option Committee is responsible for reviewing and administering the 1993 Plan and authorizing and approving the granting of stock options in accordance with the 1993 Plan. In 1996, the Compensation Committee and the Option Committee held one joint meeting.

                             COMMON STOCK OWNERSHIP

    The following table sets forth information as of February 28, 1997, concerning the shares of the Company's Common Stock and, for Directors and executive officers only, the shares of NEC's Common Stock beneficially owned by
(i) each beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each incumbent Director of the Company, (iii) each person serving as Chief Executive Officer of the Company during the fiscal year ending December 31, 1996, and each of the four most highly compensated other executive officers of the Company serving in such capacity at December 31, 1996, and (iv) all Directors and executive officers of the Company serving in such capacity at March 31, 1997 ("Current Directors and Officers") as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power (or shares such power with his or her spouse) of the shares indicated. Beneficial ownership includes any shares the individual has the right to acquire within 60 days following February 28, 1997, through the exercise of any stock option or other right. As of February 28, 1997, there were 14,345,917 issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable upon exercise of options.


                                                           Amount and     Percent      Amount and
Name of Individual                                          Nature of     of Class      Nature of    Percent
   or Entity                                               Beneficial        of         Beneficial   of Class
  or Number of             Position With                  Ownership of    Company      Ownership of   of NEC
Persons in Group            the Company                 Company Stock(3)   Stock       NEC Stock(4)    Stock
----------------            -----------                 ----------------   -----       ------------    -----
National Education                                      11,900,000 (1)     83.0%            N/A         N/A
  Corporation

Westport Asset                                           1,438,200 (2)     10.0%            N/A         N/A
Management, Inc.

Anita Kopec             President, Chief Executive               0             *              0           *
                        Officer and Director (from and
                        after September 23, 1996)

Roy E. Mayers           Former President, Chief            237,500           1.6%        73,179           *
                        Executive Officer and Director
                        (through September 20, 1996)

Gunnar C. Voltz         Former Vice President - Sales       20,781            *               0           *
                        (through March 14, 1997)

Floyd D. Rogers         Vice President - Finance            31,000            *               0           *
                        and Chief Financial Officer

Richard Y. Blumenthal   Vice President - Alternate          32,500            *               0           *
                        Channels

Leslie M. Ford          Vice President -                    33,000            *           8,671           *
                        Editor-in-Chief

Leonard W. Jaffe        Director                             5,248            *          23,326           *

Manuel J. Justiz      Director                3,988            *       0            *

Michael R. Klein      Director                2,158            *    27,326          *

N. Colin Lind         Director                4,748            *          0         *

Sam Yau               Chairman of the Board       0            *  1,189,906       3.3%

All Current Directors                       115,642         0.8%  1,453,635       4.0%
and Officers, as a group (13 persons)
---------------------------

*  Less than 1%.

(1) As of December 31, 1996, NEC had sole voting and dispositive power over 11,900,000 shares constituting approximately 83% of the total outstanding shares of the Company. NEC's principal business address is 2601 Main Street, Suite 700, Irvine, California 92614.

(2) Based on a Form 13G dated February 13, 1997, and filed with the Securities and Exchange Commission, Westport Asset Management, Inc. ("Westport") reported sole voting and dispositive power over 10,000 shares beneficially owned by officers and stockholders of Westport and shared voting and dispositive power over 1,428,200 shares held in discretionary accounts managed by Westport. Westport disclaims beneficial ownership of shares held by such officers and stockholders and disclaims the existence of a group. Westport's principal business address is 253 Riverside Avenue, Westport, Connecticut 06880.

(3) The Company shares listed include shares subject to stock options currently exercisable or exercisable within 60 days after February 28, 1997, as follows: Mr. Mayers - 227,500; Mr. Voltz - 20,781; Mr. Rogers - 31,000; Mr. Blumenthal - 32,500; Ms. Ford - 31,000; Mr. Jaffe - 3,000; Mr.
      Justiz - 3,000; Mr. Klein - 1,500; Mr. Lind - 3,000; and Current Directors and Officers as a group (13 persons) - 105,000.

(4) The NEC shares listed include the following NEC shares issuable upon conversion of 6 1/2% Convertible Subordinated Debentures due 2011: Mr. Jaffe - 4,000 NEC shares. The NEC shares listed also include NEC shares subject to stock options currently exercisable or exercisable within 60 days after February 28, 1997, as follows: Mr. Mayers - 55,800 NEC shares; Ms. Ford - 7,000 NEC shares; Mr. Jaffe - 15,744 NEC shares; Mr. Klein - 13,000 NEC shares; Mr. Yau - 919,447 NEC shares; and Current Directors and Officers as a group (13 persons) - 1,085,540 NEC shares.










               [The remainder of page intentionally left blank]

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following tables present information regarding the compensation paid and stock options granted to each of the persons serving as Chief Executive Officer of the Company during the fiscal year ended December 31, 1996, and each of the four most highly compensated other executive officers of the Company serving in such capacity at December 31, 1996, (collectively the "Named Officers") during the years ended December 31, 1996, 1995 and 1994.

                                     TABLE I
                              SUMMARY COMPENSATION

                                                                                 Long-Term
                                                                                 Compensation
                                                Annual Compensation               Awards (2)
                                                                             Number of Securities       All Other
Name and Principal Position          Year       Salary (1)          Bonus      Underlying Options    Compensation (3)
---------------------------          ----       ----------          -----      ------------------    ----------------
Anita Kopec,                        1996        $80,805           $ 18,201          210,000         $     0
President and Chief Executive
Officer (from and after
September 23, 1996)

Roy E. Mayers                       1996         $308,765 (4)     $      0           15,000         $  3,800
Former President and Chief          1995         $234,640         $      0          160,000         $  6,000
Executive Officer (through          1994         $219,019         $      0                0         $  6,000
September 20, 1996)

Gunnar C. Voltz,                    1996         $128,732         $      0           10,000         $  5,114
Former Vice President - Sales       1995         $121,876         $      0           24,000         $  4,875
(through March 14, 1997)            1994         $116,448         $      0                0         $  5,470

Floyd D. Rogers,                    1996         $117,249         $      0           10,000         $  4,634
Vice President - Finance            1995         $109,862         $      0           20,000         $  4,391
and Chief Financial Officer         1994         $103,865         $      0                0         $  4,766

Richard Y. Blumenthal               1996         $112,509         $      0           10,000         $  4,422
Vice President - Alternate          1995         $106,481         $      0           20,000         $  4,260
Channels                            1994         $ 97,034         $      0                0         $  4,459

Leslie M. Ford,                     1996         $107,784         $      0           10,000         $  4,274
Vice President -                    1995         $100,817         $      0           20,000         $  4,029
Editor-in-Chief                     1994         $ 92,839         $      0                0         $  4,308

----------

(1) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers under the NEC 401(k) Retirement Plan.

(2)   No options were issued to the Named Officers in 1994.

(3) Amounts shown are matching contributions made by the Company on behalf of the Named Officers to the NEC 401(k) Retirement Plan.

(4) The amount shown includes $61,615 paid to Mr. Mayers in consideration of vacation benefits earned as of September 20, 1996, the effective date of Mr. Mayers' resignation as an officer and Director of the Company, and $68,331 paid to Mr. Mayers subsequent to September 20, 1996, as compensation for certain consulting services provided the Company. (See "Board Compensation Committee Report on Executive Compensation -- Chief Executive Officer 1996 Compensation" below.)

                                    TABLE II
                     OPTIONS GRANTED IN LAST FISCAL YEAR




                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                       -------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                       NUMBER OF     PERCENT OF                                      RATES OF STOCK PRICE
                       SECURITIES   TOTAL OPTIONS                                      APPRECIATION FOR
                       UNDERLYING    GRANTED TO       EXERCISE      EXPIRATION     OPTION TERM (10 YEARS)(4)
                        OPTIONS       EMPLOYEES         PRICE          DATE        -------------------------
NAME                    GRANTED     IN FISCAL YEAR   (PER  SHARE)    (M/D/Y)            5%            10%
-------------------   ----------    --------------   ------------   ----------     ----------     ----------
Anita Kopec            210,000(1)      52.73%          $  11.15       9/23/06      $1,472,557     $3,731,748

Roy E. Mayers           15,000(2)       3.77%          $ 7.6875       2/07/06      $   72,519     $  183,778

Gunnar C. Voltz         10,000(3)       2.51%          $ 7.6875       2/07/06      $   48,346     $  122,519

Floyd D. Rogers         10,000(3)       2.51%          $ 7.6875       2/07/06      $   48,346     $  122,519

Richard Y. Blumenthal   10,000(3)       2.51%          $ 7.6875       2/07/06      $   48,346     $  122,519

Leslie M. Ford          10,000(3)       2.51%          $ 7.6875       2/07/06      $   48,346     $  122,519

----------
(1) This option vests in three equal annual installments beginning September 23, 1997. The option becomes exercisable in full after a change of control of the Company.

(2) This option expired in full upon Mr. Mayers' resignation as an officer and Director of the Company.

(3) Each of these options vests in four equal annual installments beginning February 7, 1997, and accordingly is one-quarter vested.

(4) In accordance with Instruction 6 to Item 402(c) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") stock price appreciation has been calculated using a base price of the per share exercise price for each option, which exercise price equals the average closing price for the Company's Common Stock as reported on The Nasdaq National Market for the ten trading days prior to the date of grant. Annual 5% and 10% appreciation represents a per share increase from (i) $11.15 per share to $18.16 (5%) and $28.92 (10%), and (ii) $7.6875 per share to $12.52 (5%) and $19.94 (10%)

STECK-VAUGHN STOCK OPTION EXERCISES AND YEAR-END VALUES

            The following Table III presents certain information regarding the exercise of options to purchase shares of the Company's Common Stock by each Named Officer during the year ended December 31, 1996, and the number and value of outstanding Company options at December 31, 1996.


                                    TABLE III
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 31, 1996      AT DECEMBER 31, 1996 (1)
                                                ----------------------------     ---------------------------
                         NUMBER OF
                           SHARES
                          ACQUIRED     VALUE
NAME                    ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                    -----------   --------   -----------   -------------     -----------   -------------
Anita Kopec                    0     $      0            0       210,000        $       0        $       0

Roy E. Mayers                  0     $      0      227,500             0        $ 691,291        $       0

Gunnar C. Voltz           18,000     $ 88,550       18,281        22,094        $       0        $  65,975

Floyd D. Rogers                0     $      0       28,500        19,500        $  82,125        $  60,500

Richard Y. Blumenthal          0     $      0       30,000        20,000        $  82,125        $  60,500

Leslie M. Ford                 0     $      0       28,500        19,500        $  82,125        $  60,500

------------

(1) Based upon the difference between the closing price for the Common Stock reported on The Nasdaq National Market on December 27, 1996, of $11.00 and the option exercise price.





               [The remainder of page intentionally left blank]

NEC STOCK OPTION EXERCISES AND YEAR-END VALUES

      The following Table IV presents certain information regarding the exercise of options to purchase shares of NEC's common stock by each Named Officer during the year ended December 31, 1996, and the number and value of outstanding NEC options at December 31, 1996.


                                    TABLE IV
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 31, 1996        AT DECEMBER 31, 1996 (1)
                                                ----------------------------      ----------------------------
                        NUMBER OF
                          SHARES
                          ACQUIRED     VALUE
NAME                    ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
----                    -----------   --------   -----------   -------------       -----------   -------------
Anita Kopec                    0       $      0          0             0           $      0       $      0

Roy E. Mayers                  0       $      0     55,800             0           $617,302       $      0

Gunnar C. Voltz            1,625       $ 11,639          0             0           $      0       $      0

Floyd D. Rogers            3,000       $ 22,988      4,535             0           $ 43,295       $      0

Richard Y. Blumenthal      5,500       $ 18,700          0      $      0           $      0       $      0

Leslie M. Ford                 0       $      0      7,000             0           $ 73,750       $      0

------------

(1) Based upon the difference between the closing price on the New York Stock Exchange on December 31, 1996, of $15.25 and the option exercise price.


SEVERANCE BENEFITS

      Pursuant to an NEC policy for its executive officers and subsidiary presidents, including persons serving as President and Chief Executive Officer of the Company, in the event any such officer's employment is terminated without cause or after a change of control of NEC, the officer would be entitled to continuation of his or her salary and fringe benefits for one year or, at the officer's option, a lump sum payment equal to one year's salary (as of February 28, 1997, such lump sum payment to Ms. Kopec would be $210,000). Accordingly, Mr. Mayers, who resigned as President and Chief Executive Officer of the Company as of September 20, 1996, but continued his employment with the Company as a consultant through December 31, 1996, is receiving continuation of his annual base salary ($246,750) and fringe benefits for one year beginning January 1, 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      NEC has a Supplemental Executive Retirement Plan ("SERP") for its executive officers and certain subsidiary presidents, including persons serving as President and Chief Executive Officer of the Company. Under the SERP, participating officers will receive lifetime retirement income at age 65 equal to 60% of his or her average earnings (as defined in the SERP) (reduced by the amount of his or her primary social security benefits) multiplied by a percentage based on the number of years of credited service. The credited service percentage is 10% after the sixth year and increases 10% per year thereafter until it reaches 100% at 15 years of credited service. Based on his years of credited service as of December 31, 1996, the date on which Mr. Mayers' employment with the Company terminated, Mr. Mayers is 40% vested and accordingly will be entitled to receive an annual retirement benefit (after deduction for social security benefits) from the Company of an estimated $61,600. Ms. Kopec, based on her current level of compensation and continued employment until age 65, would be entitled to receive an annual retirement benefit (after deduction for social security benefits) from the Company of approximately $184,600. In each case, a proportionately smaller retirement benefit would be provided if Mr. Mayers or Ms. Kopec elects to receive benefits after age 60 and prior to age 65. The SERP provides for disability benefits of up to 60% of a participant's average earnings and provides for a death benefit of two times average earnings. A surviving spouse and minor children also receive certain benefits under the SERP. In addition to the severance benefits described above, pursuant to the SERP, if Ms. Kopec's employment terminates within two years following a change of control of NEC effected after March 23, 1998, she would be entitled to receive a cash sum equal to the present value of full retirement benefits without regard to years of service completed. Based on her current level of compensation, this amount would be approximately $1,049,000.

      The following Table V presents information regarding estimated annual benefits payable under the SERP upon retirement by a participating executive at age 65 (normal retirement age under the SERP) in specified compensation and years of service classifications.


                                     TABLE V
                            PENSION PLAN TABLE (1)(2)

                                           YEARS OF SERVICE
REMUNERATION               3            6           9         12         15
------------               -            -           -         --         --
$ 125,000                  $0      $  7,500   $  30,000  $  52,500  $  75,000
  150,000                   0         9,000      36,000     63,000     90,000
  175,000                   0        10,500      42,000     73,500    105,000
  200,000                   0        12,000      48,000     84,000    120,000
  225,000                   0        13,500      54,000     94,500    135,000
  250,000                   0        15,000      60,000    105,000    150,000
  300,000                   0        18,000      72,000    126,000    180,000
  400,000                   0        24,000      96,000    168,000    240,000
  450,000                   0        27,000     108,000    189,000    270,000
  500,000                   0        30,000     120,000    210,000    300,000

---------

(1) Estimated benefits shown are before reduction for social security benefits.

(2) Ms. Kopec is the only current Company employee participating in the SERP. She has been employed with the Company since September 23, 1996, and is not yet vested under the SERP.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      ADMINISTRATION.

      Decisions on compensation of the Company's executive officers are made by the Compensation Committee (the "Committee") of the Board of Directors of the Company. All decisions made by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except decisions regarding awards under the Company's 1993 Plan, which are made solely by the Option Committee of the Board

(the "Option Committee"). The members of the Option Committee are Messrs. Jaffe and Lind, each of whom is a non-employee director under Rule 16(b)(3) of the Exchange Act.

      EXECUTIVE OFFICER COMPENSATION POLICY.

      The Company's executive compensation policies are designed to provide appropriate levels of compensation as related to the Company's annual performance and long-term goals, reward attainment of management objectives and assist the Company in attracting and retaining qualified executives. The Committee believes that a substantial portion of each executive officer's compensation should be dependent upon the Company's financial performance. Accordingly, executive officers are eligible for annual bonuses based upon achievement of predetermined levels of Company financial performance (see "Cash Bonus Plan and Relationship to Executive and Company Performance" below).

      BASE SALARY. The compensation of each executive officer is reviewed annually by the Committee, with reference to the executive's performance, level of responsibility and experience to determine whether the current base salary is appropriate. If significant changes in an executive officer's salary are contemplated, the Committee refers to the median salary range paid to executives with comparable duties at companies in the service industry of similar size in the same geographical area, and, if appropriate, the executive officer's salary is adjusted according to salary surveys provided by nationally recognized research organizations. The base salary of each executive officer other than the Chief Executive Officer ultimately is fixed by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer is recommended by the Committee and approved by the Board (see "Chief Executive Officer 1996 Compensation" below). In 1996, the Committee adjusted Ms. Ford's and Messrs. Rogers', Blumenthal's and Voltz's salary upward by approximately 5.5%. Mr. Mayers' base salary for 1996 was increased by 5% over his 1995 salary. Ms. Kopec's annual base salary of $210,000 for 1996 was established by arms length negotiation and was set forth in her Employment Agreement dated September 10, 1996. Ms. Kopec's base salary will remain unchanged for 1997.

      CASH BONUS PLAN AND RELATIONSHIP TO EXECUTIVE AND COMPANY PERFORMANCE. At the commencement of each fiscal year, a business plan for the Company is prepared and submitted to the Committee and full Board of Directors for review and approval. Based upon the approved 1996 business plan, the Committee established the 1996 EVA Incentive Compensation Plan (the "1996 EVA Plan") which set forth the methodology for determining incentive (bonus) compensation for executive officers. The Board and the Committee believe a significant part of each executive officer's compensation should be based upon the Company's financial performance. The Committee establishes the target bonus level for the Company's Chief Executive Officer and, in consultation with the Chief Executive Officer, also establishes the target bonus levels for each of the Company's other participating executives. For 1996, the target bonus level established for Mr. Mayers was 60% of base salary. Similarly, the target bonus level established for Ms. Kopec was 60% of her base salary. The target bonus levels established for the other participating executives were between 20% and 25% of base salary.

      The 1996 EVA Plan bases annual bonus compensation upon the Company's attainment of a predetermined level of economic profit for the year. Economic profit, under the 1996 EVA Plan, equals adjusted income less a capital charge. Adjusted income, essentially, is the Company's net income calculated in accordance with Generally Accepted Accounting Principles adjusted for certain items, such as unusual and nonrecurring charges and the amortization of intangibles, to better match the revenue and expense of operations. The capital charge, by which adjusted income is reduced to reach economic profit, is a predetermined minimum return on the Company's debt and equity capital. If the Company's economic profit equals the target economic profit established by the Committee pursuant to the Company's business plan for the year, then the participating officers receive their respective target bonuses. If economic profit was at least 85% but less than 100% of the target economic profit, then the participating officers receive, prorated, between 50% and 99% of their respective target bonuses. If the economic profit exceeds the target economic profit, then the participating officers collectively earn an overachievement bonus equal to a predetermined portion of the economic profit in excess of the target economic profit.

      In no event is any part of the bonus earned if the economic profit is below 85% of the target economic profit amount for the year. In 1996, the Company did not achieve the target level of economic profit, and accordingly participating officers did not earn or receive bonus incentive compensation for 1996 under the 1996 EVA Plan.

      STOCK OPTION GRANTS. The Committee and the Option Committee endorse the position that granting stock options to the Company's executive officers can be very beneficial to stockholders because it aligns management's and stockholders' interests in the enhancement of stockholder values. Accordingly, at a meeting of the Board of Directors held February 7, 1996, executive officers were granted the following options to purchase Company Common Stock at a per share exercise price of $7.6875 based on the average closing price for the Company's Common Stock as reported on the The Nasdaq National Market for the ten trading days prior to February 7, 1996: Mr. Voltz - 10,000 shares; Mr. Rogers - 10,000; Mr. Blumenthal - 10,000; and Ms. Ford - 10,000. The options vest in four equal, annual installments beginning February 7, 1997 through February 7, 2000. All of the options expire on February 7, 2006. Mr. Mayers and Ms. Kopec also were granted options to purchase Company Common Stock as discussed below under "Chief Executive Officer 1996 Compensation."

      OTHER BENEFITS. The executive officers participate in broad-based employee benefit plans, including health care insurance plans and a 401(k) Retirement Plan sponsored by NEC in which the Company contributes some matching contributions. In addition to these plans, Mr. Mayers participated in, and Ms. Kopec now participates in, the NEC Supplemental Executive Medical Plan and, together with other executive officers, certain other executive benefits. The incremental cost to the Company of providing these additional executive officer benefits (which is not set forth in any of the preceding tables) equaled, on average, approximately 6% of the salaries paid to these executive officers in 1996. No benefits under any of these plans are directly or indirectly tied to Company performance, other than under the NEC 401(k) Retirement Plan, which may be partially invested at the direction of the participant in a fund comprised of NEC Common Stock.

      CHIEF EXECUTIVE OFFICER 1996 COMPENSATION.

      MR. MAYERS. During the fiscal year ended December 31, 1996, Mr. Mayers participated in the executive compensation plans described above. Mr. Mayers' annual base salary for the year was increased approximately 5% over his 1995 annual base salary based upon the Committee's evaluation of his performance, level of responsibility and experience and the Company's performance. Mr. Mayers did not receive bonus incentive compensation for 1996 under the 1996 EVA Plan because the Company did not achieve the minimum economic profit established by the Committee. On February 7, 1996, Mr. Mayers was granted an option to purchase 15,000 shares of Company Common Stock at a per share exercise price of $7.6875 (the average closing price for the Company's Common Stock as reported on The Nasdaq National Market for the ten trading days prior to February 7, 1996.) None of these options vested prior to the effective date of Mr. Mayers' resignation from the Company and, due to such resignation, will not vest.

      Mr. Mayers resigned as President and Chief Executive Officer and a Director of the Company effective September 20, 1996. He remained employed by the Company as a consultant through December 31, 1996. Mr. Mayers is receiving separation benefits equal to 12 months of base salary and benefits continuation beginning January 1, 1997.

      MS. KOPEC. Ms. Kopec was appointed President and Chief Executive Officer of the Company on September 23, 1996, and subsequently was appointed a Director of the Company to fill the vacancy created by Mr. Mayers' resignation. Ms. Kopec's annual base salary was $210,000 for 1996 and was not adjusted for 1997. She also participates in the executive compensation plans described above. Ms. Kopec did not receive bonus incentive compensation for 1996 under the Company's 1996 EVA Plan because the Company did not achieve the minimum economic profit established by the Committee. Pursuant to her Employment Agreement, however, for 1996 only, she received a guaranteed minimum bonus equal to 30% of her annual base salary pro rated from her employment start date through December 31, 1996. This amount was $18,201. On September 23, 1996, Ms. Kopec was granted an option to purchase 210,000 shares of Company Common Stock at a per share exercise price of $11.15 (the average closing price for the Company's Common Stock as reported on The Nasdaq National

Market for the ten trading days prior to September 23, 1996). The option vests in equal annual installments over the first three years of her employment beginning September 23, 1997, and expires September 23, 2006.

      POLICY REGARDING DEDUCTIBILITY OF COMPENSATION.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Section") provides that, for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year, unless certain requirements are met. The Company presently is not affected by the Section because, for the fiscal year ended December 31, 1996, no executive officer's compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer of the Company will exceed $1 million for the 1997 fiscal year. Notwithstanding the foregoing, the Company is committed to complying with the requirements of the Section for future compensation awards so that the corporate tax deduction is maximized without limiting the Company's flexibility to attract and retain qualified executives to manage the Company.

                                    Compensation Committee


                                    Leonard W. Jaffe, Chairman
                                    Sam Yau
                                    N. Colin Lind


STOCK PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly percentage changes in the Company's cumulative total shareholder return to the Total Return Index for The Nasdaq National Market (U.S. companies) and a peer group index for the period commencing with the consummation of the Company's initial public offering (July 15, 1993) and ending December 31, 1996. The total return calculation assumes reinvestment of all dividends for both indexes. The comparison assumes $100 invested July 15, 1993, the date of the Company's initial public offering, in Company Common Stock (at the initial public offering price of $12.00 per share), the Total Return Index for The Nasdaq National Market (U.S. companies) and the self-determined peer group. Except for the dividend declared by the Company on April 1, 1993, and paid from proceeds of its initial public offering, the Company has not paid any dividends on its stock during the time frame set forth below. There is no published index for companies in educational publishing. The Company developed a peer group consisting of the following companies: Goodheart Willcox, Inc., Intervisual Books, Inc., Scholastic Corp., John Wiley & Sons, Inc., Houghton Mifflin Co., McGraw Hill, Inc., and Western Publishing Group, Inc.

  COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG THE COMPANY, THE TOTAL RETURN
            INDEX FOR THE NASDAQ NATIONAL MARKET (U.S. COMPANIES)
                              AND PEER GROUP INDEX





                              [PERFORMANCE GRAPH]




                                7/15/93  12/31/93  12/30/94  12/29/95  12/31/96
                                -------  --------  --------  --------  --------
Steck-Vaughn Publishing           100.0     78.1     47.9       61.5    91.7
 Corporation
CRSP Index for Nasdaq National    100.0    109.8    107.4      151.8   186.7
 Market (US Companies)
Self-Determined Peer Group        100.0    114.8    115.2      151.3   162.5


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, Messrs. Yau, Jaffe and Lind served on the Compensation Committee of the Board of Directors. Mr. Yau is President, Chief Executive Officer and a Director of NEC. Mr. Jaffe is a Director and a member of the Compensation and Option Committee of the Board of NEC. Mr. Lind is an officer of Richard C. Blum & Associates, L.P. ("RCBA") which is a beneficial owner of a significant percentage of NEC's outstanding common stock. RCBA's principal shareholder, Mr. Richard C. Blum, is a member of the Board of Directors of NEC and a member of the Compensation and Option Committee of the Board of NEC.

TRANSACTIONS BETWEEN THE COMPANY AND NEC

      PRINCIPAL STOCKHOLDER; Control of the Company. NEC owns approximately 83% of the outstanding Common Stock of the Company. As long as NEC controls the majority of the voting stock of the Company, it will be able, acting alone, to elect at least a majority of the Board of Directors of the Company and to approve any action requiring the affirmative vote of the majority of the total outstanding shares. At present, four out of six of the Company's Directors are also Directors or affiliates of Directors of NEC. The retention by NEC of more than 50% of the Company's outstanding voting securities precludes any acquisition of control of the Company not favored by NEC and places NEC in a position to direct the management policy, strategic direction and financial decisions of the Company.

      INTERCOMPANY AGREEMENT. NEC provides various services to the Company, including, but not limited to, payroll, taxes, legal, treasury, employee benefits administration, financial and accounting, executive services and insurance administration. For 1994, 1995 and 1996, the amounts charged for these services were $821,000, $848,000 and $901,000, respectively, exclusive of insurance and employee benefits, which totaled $588,000 for 1994 and $1,240,000 for each of 1995 and 1996, and outside professional services which are billed separately. The Company does not believe that there would have been a material impact on its net income if the Company had obtained such services independent of NEC.

      The Company and NEC have entered into an Intercompany Agreement for the purpose of defining their ongoing relationships. The Intercompany Agreement was developed in the context of a parent/subsidiary relationship and therefore is not the result of arms-length negotiations between independent parties. The Company believes that the Intercompany Agreement, taken as a whole, is fair to both parties, and that the amount of the expenses contemplated by the Intercompany Agreement would not be materially different if the Company operated on a stand-alone basis.

      The term of the Intercompany Agreement initially extended through December 31, 1994. Thereafter, the Intercompany Agreement automatically renews for successive one-year terms unless terminated by either party by notice given at least 90 days prior to the end of any term. It automatically has renewed for 1995, 1996 and 1997.

      In addition to the other services provided under the Intercompany Agreement, NEC provides the Company with insurance coverage and self-insurance programs, including general liability, workers' compensation, group health, automobile, property damage, business interruption, directors and officers' liability, criminal liability, fidelity liability and surety bonds. The charge to the Company for coverage generally will be based upon a pro rata portion of the costs to NEC of the various policies.

      Under the Intercompany Agreement, the Company participates on a daily basis in a cash management program administered by NEC. The Company's cash is transferred to a separate bank account in its name. Under the cash management program, NEC invests the Company's excess cash pursuant to the Company's Investment Policy, and interest earned on Company funds is credited directly to the Company's account. The Company has access to the cash invested.

      The fees charged for services under the Intercompany Agreement are subject to renegotiation by NEC and the Company from time to time to reflect significant changes in the Company's or NEC's operations that affect the cost of the services provided. The Intercompany Agreement provides that NEC shall have no liability with respect to any loss or damage arising in connection with the provision of services to the Company, except to the extent of amounts billed or billable for a particular service.

      Intercompany Loan Agreement. The Intercompany Agreement originally provided for borrowing by NEC of Company funds. Effective February 28, 1995, the Company and NEC entered into a loan agreement pursuant to which the Company provided to NEC a $10,000,000 revolving line of credit. On July 25, 1996, NEC paid the loan in full, terminated the revolving loan agreement and terminated NEC's right to borrow Company funds in the future. At December 31, 1995, $4,000,000 was outstanding under the NEC loan. During 1996, NEC paid to the Company interest expense and other charges required under the revolving loan agreement of $430,000.

      Tax Sharing Agreement. As long as NEC continues to own 80% or more of the voting power and value of the Common Stock (with certain exceptions) of the Company, NEC will be required to continue to include the Company and its subsidiaries in NEC's consolidated federal income tax returns. Under federal tax law, the Company and each of its subsidiaries that are included in an NEC consolidated federal income tax return are jointly and severally liable for all the federal income tax liabilities with respect to such NEC consolidated federal income tax return, including tax liabilities not attributable to income of the Company or its subsidiaries ("Non-Steck-Vaughn Taxes"). This is true for all years in which the Company or its subsidiaries, respectively, are included in an NEC consolidated federal income tax return.

      To allocate the tax liabilities among them, NEC and its subsidiaries, including the Company and its subsidiaries, entered into a Tax Sharing Agreement as of January 1, 1993. In general, the Tax Sharing Agreement provides that, so long as NEC is required to file consolidated federal income tax returns that include the Company or its subsidiaries, the Company and its subsidiaries will be responsible for paying to NEC its Separate Tax Liability (as defined in the Tax Sharing Agreement) computed as a flat tax on its income at the highest marginal rate applicable to corporations under the various income tax systems provided under the Internal Revenue Code. Similarly, NEC will be required to reimburse the Company or its subsidiaries for the use of such member's tax attributes (i.e., net operating losses, capital losses or credits) to reduce federal income tax liability on an NEC consolidated federal income tax return at the highest marginal rate applicable to corporations under the appropriate taxing system applied to such return under the Internal Revenue Code when such attributes are realized. Similar provisions apply with respect to the filing of combined or consolidated state income or franchise tax returns and the payment of tax.

      Under the Tax Sharing Agreement, NEC will determine the reporting of all items on the NEC consolidated federal income tax returns and will be responsible for all audits and controversies. Separate Tax Liabilities of each member will be adjusted to reflect adjustments resulting from resolved audits or other controversies and appropriate payments or reimbursements will be made.

      Pursuant to the Tax Sharing Agreement, NEC will indemnify the Company and its subsidiaries, subject to certain conditions, for (i) Non-Steck-Vaughn Taxes and (ii) tax liabilities with respect to NEC consolidated federal income tax returns that are attributable to the Company or its subsidiaries and for which each such corporation has paid its Separate Tax Liability to NEC. The Tax Sharing Agreement will bind all parties to it with respect to all covered tax returns even after a particular member is no longer affiliated with NEC. The Tax Sharing Agreement is not binding on the Internal Revenue Service.

DIVIDENDS

      No dividends were paid by the Company in 1996, and the Company does not anticipate paying dividends in 1997.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and stockholders owning greater than 10% of the Common Stock of the Company are required by Commission regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a).

      Based solely on review of the copies of such reports required by Section 16(a) or written representations that no such reports were required, the Company believes that its officers, Directors and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1996.


                                   PROPOSAL 2:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Price Waterhouse LLP to continue as the Company's independent certified public accountants for the year ending December 31, 1997, and to audit the books and accounts of the Company for that year, subject to ratification of its selection by the stockholders at the Annual Meeting. Price Waterhouse LLP has served as the independent accountants of the Company since the Company's inception in 1993. Price Waterhouse LLP has served as the independent accountants of the Company's wholly owned subsidiary, Steck-Vaughn Company, since 1979. A representative of Price Waterhouse LLP will be present at the Annual Meeting. The representative will be available to respond to questions and will have an opportunity to make a statement if desired.

                                 PROPOSAL 3:
       APPROVAL OF TECHNICAL AMENDMENTS TO THE 1993 STOCK OPTION PLAN,
      AS AMENDED, TO ADDRESS CERTAIN INTERNAL REVENUE CODE REQUIREMENTS

GENERAL

      The Company's 1993 Stock Option Plan, as amended (the "1993 Plan"), provides for the grant of options to purchase up to an aggregate 1,360,000 shares of Common Stock to key employees, officers and directors of the Company or any of its subsidiaries. On February 5, 1997, the Board of Directors approved, subject to stockholder approval, certain technical amendments to the 1993 Plan necessary under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that, for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to certain executive officers of a publicly held corporation is limited to no more than $1 million per year, unless certain requirements are met; the technical amendments are necessary to ensure that compensation paid to executive officers in the form of stock option grants under the 1993 Plan meets such requirements.

      The technical amendments to the 1993 Plan consist of the following: (i) limiting the maximum number of shares of Common Stock for which options may be granted under the 1993 Plan to any person in one calendar year (see "Administration" below); and (ii) confirming that the Directors who administer the 1993 Plan must be "outside directors" under Section 162(m) and "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (see "Administration" below"). The following is a summary of the principal features of the 1993 Plan as amended by the technical amendments set forth in this Proposal; such summary is qualified in its entirety by reference to the full text of the 1993 Plan itself, as set forth in Exhibit A to this Proxy Statement.

DESCRIPTION OF THE 1993 PLAN

      Shares Subject to the 1993 Plan. Up to an aggregate of 1,360,000 shares of the Company's Common Stock may be issued upon the exercise of all options under the 1993 Plan. Shares subject to options that are reacquired by the Company prior to vesting or that expire or terminate prior to exercise thereafter may be available for future grants of options under the 1993 Plan and will not be deemed to increase the aggregate number of shares available under the 1993 Plan. The 1993 Plan provides for appropriate adjustment of shares available under the 1993 Plan and of shares subject to outstanding options in the event of any changes in the outstanding Common Stock of the Company by reason of merger, stock splits or similar events or in the event of payment of dividends in Common Stock. As of February 28, 1997, participants in the 1993 Plan held options to acquire an aggregate of 929,959 shares at an average exercise price of $9.85 per share, and a total of 391,791 shares remained available for grant under the 1993 Plan.

      TYPE OF OPTIONS. All options granted under the 1993 Plan will be "non-qualified" stock options; that is, options not specifically authorized or qualified for favorable federal income tax consequences.

      ADMINISTRATION. The 1993 Plan is administered by the Option Committee of the Board of Directors of the Company consisting of two directors designated by the Board (the "Option Committee"), each of whom is a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" under Section 162(m). Subject to the provisions of the 1993 Plan, the Option Committee has the authority to determine (i) the individuals to whom, and the time or times at which, options will be granted, (ii) the number of shares to be subject to each option, (iii) the option price and terms of payment, (iv) the duration of each option, and (v) such other terms and conditions as may be deemed appropriate by the Option Committee. Notwithstanding the foregoing, the maximum number of shares of Common Stock for which options may be granted under the 1993 Plan to any person in one calendar year may not exceed 500,000, except that the Company may grant options to acquire up to 1,000,000 shares of Common Stock to a person in connection with his or her initial employment with the Company.

      ELIGIBILITY AND PARTICIPATION. All executives and other key employees of the Company or of any subsidiary corporation, including directors, are eligible for selection to participate in the 1993 Plan. Directors of the Company who are not regular employees of the Company (excluding Option Committee members) and other non-employees may participate in the 1993 Plan at the discretion of the Option Committee. An individual who has been granted an option, if such individual otherwise is eligible, may be granted an additional option or options if the Option Committee so determines, subject to the other provisions of the 1993 Plan.

      DURATION OF OPTIONS. Each option is of a duration specified in the option agreement as determined by the Option Committee.

      PURCHASE PRICE. The purchase price payable upon the exercise of an option will be determined by the Option Committee at the time of grant. Payment in full for the number of shares purchased upon the exercise of an option must be made in cash or its equivalent acceptable to the Option Committee at the time the option is exercised. To the extent provided in the option agreement executed by the option holder, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock, a combination of cash and shares of Common Stock equal in value to the exercise price, or with the proceeds of a loan made by the Company pursuant to the 1993 Plan. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their fair market value on the exercise date as determined under the 1993 Plan.

      LOANS. The Company may make a loan to any option holder in connection with the exercise of the option holder's option in the discretion of the Option Committee upon such terms and conditions consistent with the provisions of the 1993 Plan, as the Option Committee may determine, in an amount not to exceed the exercise price of the options being exercised plus an amount equal to reasonably estimated income taxes payable by the option holder by reason of the exercise. Such loans shall be secured by shares of the Company's Common Stock with a fair market value not less than the principal amount of the loan and shall comply with all applicable laws, rules and regulations of the Federal Reserve Board and of any other governmental agency having jurisdiction.

      BASIC TERMS OF OPTIONS. Each option will be evidenced by a stock option agreement containing terms and conditions not inconsistent with the provisions of the 1993 Plan. Options shall be exercisable in installments during the period prior to expiration as the Option Committee may determine, provided that no option is exercisable in any event for at least six months after the date of grant. To the extent that an option is not exercised when it becomes exercisable, it shall continue to be exercisable until the option terminates or expires. No option holder has any rights as a stockholder with respect to shares covered by the option until the date of issuance of a stock certificate to the option holder for such shares upon exercise of the option. During the lifetime of the option holder, the option is exercisable only by the option holder. Options are transferable only by will or the laws of descent and distribution.

      TERMINATION OF EMPLOYMENT. The 1993 Plan provides that no stock option is exercisable more than three months after termination of the employment of the option holder except that, if such termination is due to death or disability of the employee, then it is exercisable for up to one year after such employee's death or disability. Options held by an employee who is terminated for "cause" (as defined in the 1993 Plan) terminate immediately upon such termination of employment.

      DURATION AND AMENDMENT OF THE 1993 PLAN. The 1993 Plan will remain in effect until all stock subject to the 1993 Plan shall have been purchased pursuant to the exercise of options granted under the 1993 Plan; provided, however, that no options may be granted after May 5, 2003. The Board of Directors or the Option Committee can amend the 1993 Plan as it deems advisable but unless the stockholders approve, no amendment can increase the maximum number of common shares subject to the 1993 Plan or make other material changes to the 1993 Plan, and no amendment to the 1993 Plan may alter, terminate, impair or adversely affect any outstanding option without the written consent of the option holder.

FEDERAL INCOME TAX CONSEQUENCES

      The grant of an option is not expected to result in income to the option holder or in a tax deduction for the Company at the time of the grant. The exercise of a stock option would result in ordinary income for the option holder and a tax deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise, except in the case of officers subject to Section 16(b) of the Exchange Act, who are subject to special rules. Income tax withholding is required.

REQUIRED APPROVAL

      The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and voting at the Annual Meeting is required for approval of the technical amendments. Proxies solicited hereby will be voted FOR approval of the technical amendments, unless a vote against approval or abstention specifically is indicated. If the technical amendments are not approved by the stockholders, all options previously granted under the 1993 Plan will remain in full force and effect; however, no further option grants will be made under the 1993 Plan.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TECHNICAL AMENDMENTS TO THE 1993 PLAN.

NEW PLAN BENEFITS

      The following table sets forth certain information regarding the options that have been granted, or are expected to be granted, in 1997 under the 1993 Plan. Each option has an exercise price per share equal to the average closing sale price per share of Common Stock on the Nasdaq National Market for the ten trading days prior to the date of grant.

                                                                NUMBER OF
NAME AND POSITION                                            OPTION SHARES (1)
-----------------                                            -----------------
Anita Kopec, President, Chief Executive Officer and Director                0
(from and after September 30, 1996)

Richard Y. Blumenthal, Vice President-Alternate Channels                 10,000

Leslie M. Ford, Vice President-Editor-in-Chief                           10,000

Floyd D. Rogers, Vice President-Finance and Chief Financial Officer      10,000

Roy E. Mayers, former President, Chief Executive Officer and Director
(through September 20, 1996)                                                  0

Gunnar C. Voltz, former Vice President-Sales (through March 14, 1997)    10,000

Sam Yau, Director and Chairman of the Board                                  0

Leonard W. Jaffe, Director                                                   0

Manuel J. Justiz, Director                                                   0

Michael R. Klein, Director                                                   0

N. Colin Lind, Director                                                      0

All executive  officers serving in such capacity at March 31, 1997,
as a group (8 persons)                                                 100,000

All Directors who are not executive officers, as a group (5 persons)         0

All employees other than executive officers, as a group                 45,000

----------

(1) The number of option shares issuable each year is in the discretion of the Option Committee of the Board of Directors. (See "Proposal 3: Approval of Technical Amendments to the 1993 Stock Option Plan, as amended.") All options (except as to 20,000 shares discussed below) were granted February 5, 1997, at an exercise price of $11.125 per share; options to acquire 20,000 shares (included only in the "All executive officers as a group" listing) were granted January 1, 1997, also at an exercise price of $11.125 per share. The options listed vest pro rata over four years beginning one year following the date of grant and expire ten years following the date of grant. Mr. Voltz's options expired March 14, 1997, upon his resignation from the Company.



                                  OTHER MATTERS

    Enclosed please find a copy of the Company's Annual Report on Form 10-K for year ended December 31, 1996, containing audited financial statements, five-year highlights, financial review and certain other information about the Company. In addition, the Company's summary annual report, which will be mailed shortly, will contain our letter to stockholders, a financial and operating review and outlook and condensed financial statements, as well as other information of topical interest.


                              STOCKHOLDER PROPOSALS

      For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1998 Annual Meeting, they must be received by the Company no later than December 5, 1997. Proposals should be addressed to:
Corporate Secretary, Steck-Vaughn Publishing Corporation, c/o National Education Corporation, 2601 Main Street, Suite 700, Irvine, California 92614.


                                    By Order of the Board of Directors



                                          Philip C. Maynard
                                                Secretary


Dated:  April 4, 1997

                      STECK-VAUGHN PUBLISHING CORPORATION            EXHIBIT A
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN


I.    GENERAL PROVISIONS

      1.1 Purposes of the Plan. The purposes of the Amended and Restated 1993 Stock Option Plan of Steck-Vaughn Publishing Corporation are to provide a means to attract and retain competent personnel, to provide participating officers and other key employees, and such other persons (other than Directors who are not employees of the Company) as the Committee may from time to time determine, with long-term incentives for high levels of performance and for unusual efforts to improve the financial performance of Steck-Vaughn Publishing Corporation, and to align the interests of Plan participants with the interests of the stockholders. These purposes may be achieved through the grant of Options under the Plan.

      1.2   Definitions.

      (a) "Board" means the Board of Directors of Steck-Vaughn Publishing Corporation.

      (b) "Cause" means, with respect to the discharge by the Company of any Participant, (i) refusal to perform duties assigned in accordance with the Participant's employment agreement with the Company, if any, or assigned by any officer of the Company, or overt and willful disobedience of orders or directives issued to the Participant by the Company and within the scope of the Participant's duties to the Company; (ii) commission of illegal acts in connection with the performance of duties on behalf of the Company; or (iii) material violation of the Company's policies and procedures.

      (c)   "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof. If no committee is appointed, for purposes of this Plan the Committee shall consist of the Board.

      (e) "Common Stock" means the common stock of Steck-Vaughn Publishing Corporation, par value $0.01 per share.

      (f) "Company" means Steck-Vaughn Publishing Corporation and any present or future parent or subsidiary corporations (as defined in Section 425 of the Code) or any successor to such corporations.

      (g)   "Employee" means any regular full-time employee of the Company.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate, provided that (i) if on the date such determination is made, the Common Stock is then traded on a national securities exchange, the fair market value of the Common Stock shall be determined by reference to the closing sale price of the Common Stock as of 4:00 p.m. Eastern Time as reported by the Wall Street Journal; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the fair market value of the Common Stock shall be the closing sale price for the Common Stock (or if no closing sale price is available, then the mean of the last reported bid and asked price) as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq National Market or a similar organization if The Nasdaq National Market is no longer reporting such information; or (iii) if the Common Stock is not admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through The Nasdaq National Market or a similar organization, the fair market value shall be determined by the Committee.

      (j) "Option" means a right to purchase Common Stock granted under this Plan.

      (k) "Participant" means any Employee or other person selected to receive an Option pursuant to Section 1.5 hereof.

      (l) "Plan" means the Company's Amended and Restated 1993 Stock Option Plan as set forth herein, as amended from time to time.

      1.3   Shares of Common Stock Subject to the Plan.

      (a) Subject to the provisions of Section 1.3(c) and Section 3.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Options under the Plan will not exceed 1,360,000 shares of Common Stock. The maximum number of shares of Common Stock for which Options may be granted under this Plan to any Participant in a calendar year shall not exceed 500,000, except that the Company may grant Options to acquire up to 1,000,000 shares of Common Stock to a Participant in connection with his or her initial employment with the Company (in each case subject to adjustment under Section 3.1 below). Any shares related to grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of shares or in such manner that some or all of the shares covered by a grant are not issued, will immediately be available under the Plan.

      (b) The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

      (c) If any Option shall expire or terminate for any reason, the shares of Common Stock available under such Option shall again be available for the granting of Options.

      1.4   Administration of the Plan.

      (a) The Plan will be administered by the Committee, which will consist of at least two directors of the Company, or such lesser number of directors as permitted by Rule 16b-3 of the Exchange Act, all of whom shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 of the Exchange Act) and "outside directors" (within the meaning of Section 162(m) of the Code and the treasury regulations thereunder), to whom administration of the Plan has been duly delegated. The Committee may, in turn, delegate its administrative powers except for selection and determination of Options for persons subject to Section 16 of the Exchange Act or subject to the limitations on deductibility of compensation imposed under Section 162(m) of the Code. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

      (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the persons to whom, and the time or times at which, Options may be granted, the nature of the Option, the form of payment (cash or Common Stock or a combination thereof) payable upon the event or events giving rise to payment of an Option and such other terms and conditions applicable to each individual Option as the Committee shall determine. The Committee may grant at any time new Options as the Committee shall determine. The Committee may grant at any time new Options to a Participant who has previously received Options whether such prior Options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Options. Further, the Committee may, with the consent of a Participant, amend the terms of any existing Option previously granted to include or amend any provisions which could be incorporated in such an Option at the time of such amendment. Solely to illustrate the foregoing power, but without limiting its scope, such amendments may accelerate the period of exercise or the vesting period of any Option, or installment thereof, either absolutely or conditionally for whatever reasons the

Committee deems appropriate, including without limitation, compensatory considerations, significant changes in the management or control of the Company, or the occurrence of any attempt to effect such change.

      (c) Each Option will be evidenced by a written instrument signed by the Participant and may include any other terms and conditions consistent with the Plan as the Committee may in its discretion determine. The Committee also has authority to interpret the Plan, to determine the terms and provisions of the Option agreements and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

      (d) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

      1.5 Participation. All executive and other key employees of the Company or of any subsidiary corporation (as defined in Section 425(f) of the Code) and directors of the Company who are regular employees of the Company shall be eligible for selection to participate in the Plan. Other nonemployees and other directors who are not regular employees of the Company (excluding Committee members for the periods specified in paragraph 1.4 hereof) may participate in the Plan at the discretion of the Committee. An individual who has been granted an Option may, if such individual is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine, subject to the provisions of the Plan.


      II.   TERMS AND CONDITIONS OF OPTIONS

      2.1 Option Price. The purchase price of Common Stock under each Option will be determined by the Committee.

      2.2   Exercise of Options.

      (a) Each Option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any Option be exercisable for at least six months after grant except in the case of the death or disability of the Participant; provided that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's Option.

      (b) Upon the exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Company. To the extent provided by the Option agreement executed by the Participant, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock, a combination of cash and shares of Common Stock equal in value to the exercise price, or with the proceeds of a loan made by the Company pursuant to the Plan. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. Upon the exercise of an Option, not less than 100 shares of Common Stock may be purchased at one time unless the number then available for purchase is less than 100 shares in which case the full number available must be purchased.

      2.3   Termination of Employment.

      (a) In the event of the termination of a Participant's employment with the Company for Cause, all of the Participant's unexercised Options shall expire as of the date of termination. In the event of a Participant's termination of employment for any reason other than for Cause, death or disability, the Participant's Options shall expire three (3) months after the date of termination, unless a shorter period is provided for in Participant's Option agreement; provided, however, that such Option shall be exercisable only to the extent that installments thereof had become exercisable on the date of termination, unless the Committee, in its discretion, elects to accelerate the vesting of all or any portion of the unvested shares on the date of termination. The Option shall expire at the end of such three (3) month period (or such shorter period provided in the Option agreement) to the extent not exercised within that period.

      (b) In the event of a termination of a Participant's employment as a result of death or disability, the Participant shall have twelve (12) months, or such shorter period as is provided in the Option agreement, from the date of termination of employment to exercise his or her Option to the extent, and only to the extent, that installments had become exercisable as of the date of termination of employment, unless the Committee, in its discretion, elects to accelerate the vesting of all or any portion of the unvested shares on the date of termination. The Option shall expire at the end of such twelve (12) month period (or such shorter period as is provided in the Option agreement) to the extent not exercised within that period.


      III.  OTHER PROVISIONS

      3.1   Adjustment Provisions.

      (a) Subject to Section 3.1(b) below, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 1.3, (ii) the number and kind of shares or other securities subject to the outstanding Options, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions.

      (b) In addition to the adjustments required by Section 3.1(a) above, at the discretion of the Committee, any Option may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Committee in the Option), any outstanding Options not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions, as the case may be, in their entirety, and any shares of Common Stock acquired pursuant to an Option which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Option or the Plan.

      (c) Adjustments under Sections 3.1(a) and 3.1(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

      3.2   Loans.

      (a) The Company may make loans to a Participant in connection with the exercise of Options, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Committee shall impose from time to time.

      (b) No loan made under the Plan shall exceed the sum of (i) the aggregate Option price payable upon exercise of the Option in relation to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by a Participant. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the related shares of Common Stock.

      (c) No loan shall have an initial term exceeding ten (10) years; provided that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

      (d) Loans under the Plan may be satisfied by a Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Common Stock at Fair Market Value on the date of such payment.

      (e) A loan shall be secured by a pledge of shares of Common Stock with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares no longer required as security may be released to a Participant.

      (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

      3.3 Continuation of Employment. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time with or without Cause.

      3.4 Compliance with Government Regulations. No shares of Common Stock will be issued pursuant to an Option unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Option, the Company may require the Participant to take any reasonable action to comply with such requirements.

      3.5 Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such Participant.

      3.6 Withholding. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Option. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent authorized by the instrument executed by the Participant evidencing any Option, Participant may satisfy withholding obligations by delivering to the Company Common Stock having any aggregate Fair Market Value equal to such withholding obligation.

      3.7 Nontransferability of Options. An Option may be exercised during the life of the Participant solely by the Participant or the Participant's duly appointed guardian or personal representative. No Option and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of a death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant of such Option.

      3.8   Amendment and Termination of Plan; Amendment of Options.

      (a) The Board or the Committee will have the power, in its discretion, to suspend or terminate the Plan at any time, and may amend it from time to time in such respects as the Board or the Committee may deem advisable provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders of the Company.

      (b) Except as otherwise provided by Section 1.4, the Committee may not, without the consent of a Participant, make modifications in the terms and conditions of an Option.

      (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.


IV.   EFFECTIVE DATE AND DURATION OF PLAN

      The Plan shall become effective upon its approval by the stockholders of the Company at the Company's 1997 annual meeting or any adjournment thereof, and, upon such approval, shall replace the Company's 1993 Stock Option Plan as previously in effect. Notwithstanding the foregoing, if the Plan is not so approved by the stockholders, all Options previously granted under the prior 1993 Stock Option Plan shall remain in full force and effect.

PROXY

                      STECK-VAUGHN PUBLISHING CORPORATION
                      4515 SETON CENTER PARKWAY, SUITE 300
                              AUSTIN, TEXAS 78759

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Philip C. Maynard, Floyd D. Rogers and Keith K. Ogata, and each of them, the undersigned's proxy, with full power of substitution, to attend the Annual Meeting of Stockholders of Steck-Vaughn Publishing Corporation on Thursday, May 29, 1997, at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, San Antonio Room, Austin, Texas, at 8:30 a.m., local time, and any and all adjournments or postponements thereof, and to vote all shares of Company common stock held by the undersigned as of March 31, 1997 (the record date with respect to this solicitation) as designated on the reverse side.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                                                              [SEE REVERSE SIDE]


    Please mark
[X] votes as in
    this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHEN NO DIRECTION IS GIVEN, THEY WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS
   Nominees: Sam Yau, Leonard W. Jaffe, Manual J. Justiz,
             Michael R. Klein, N. Colin Lind, Anita Kopec

                   FOR                WITHHELD
                   [ ]                  [ ]


   [ ]                                                   MARK HERE
       --------------------------------------           FOR ADDRESS   [ ]
       For all nominees except as noted above           CHANGE AND
                                                        NOTE BELOW

2. AUDITORS
   Ratification of selection of Price Waterhouse LLP as the Company's independent public auditors for the fiscal year ending December 31, 1997.

                 FOR               AGAINST              ABSTAIN
                 [ ]                 [ ]                  [ ]


3. Approval of technical amendments to the 1993 Stock Option Plan, as amended, to address certain Internal Revenue Code requirements.

                 FOR               AGAINST              ABSTAIN
                 [ ]                 [ ]                  [ ]

   In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears hereon, date, and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Joint owners each must sign personally.

            PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.

SIGNATURE:                                      DATE:
           ------------------------------------       ---------------------

SIGNATURE:                                      DATE:
           ------------------------------------       ---------------------